EXHIBIT 99.1

William F. Filippin Named President and Chief Credit Officer of Community West Bank

GOLETA, Calif., Jan. 31, 2022 (GLOBE NEWSWIRE) -- Community West Bancshares (“Community West” or the “Company”), (NASDAQ: CWBC), parent company of Community West Bank (the “Bank”), today announced that William (Bill) F. Filippin, President of Community West Bank, will resume the position of Chief Credit Officer of the Bank, effective February 1, 2022. In this dual role, Filippin will assume all Chief Credit Officer responsibilities while continuing to serve as President. Filippin has been with the Bank since 2015, and prior to becoming President, he served as Chief Administrative and Chief Credit Officer from 2020-2021.

“Bill’s knowledge of banking, finance, credit administration and risk management is exceptional. He is very experienced, having served as Chief Credit Officer previously at the former Heritage Oaks Bank during the last recession, and we’re fortunate to have him take the Chief Credit Officer reins at this time,” said Martin E. Plourd, President and CEO of Community West Bancshares.

With more than 30 years of progressive roles in the banking industry, Filippin’s responsibilities include making the day-to-day decisions about policy, procedure, people and process to ensure the Bank successfully attains its annual strategic business plans, objectives and profitability. Prior to joining Community West in 2015, Filippin was with Heritage Oaks Bank (and Mission Community Bank until it was merged into Heritage Oaks Bank in February 2014), holding various executive positions from 2010 to 2015. Filippin is a founding member of the Paso Robles Optimist Club, served as President of the Paso Robles Kiwanis Club and Chairman of the Arroyo Grande Chamber of Commerce. Filippin holds a Business Management degree from Cal Poly San Luis Obispo and is a graduate of the Graduate School of Banking at the University of Wisconsin-Madison.

“In addition, Jason Beitz, who most recently served as Chief Credit Officer, will transition to the role of Regional President,” said Plourd. “Jason joined the Bank in 2015 and has been instrumental in building out the Bank’s expansion efforts in San Luis Obispo County. He will be returning to his position of Regional President of the San Luis Obispo County area and we look forward to his continued success in this role.”

Company Overview

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, the largest publicly traded community bank serving California’s Central Coast area of Ventura, Santa Barbara and San Luis Obispo counties. Community West Bank has seven full-service California branch banking offices in Goleta, Santa Barbara, Santa Maria, Ventura, San Luis Obispo, Oxnard and Paso Robles. The principal business activities of the Company are Relationship Banking, Manufactured Housing lending and Government Guaranteed lending.

Industry Accolades

Community West was named to Piper Sandler’s Bank and Thrift Sm-All Stars – Class of 2021. This award recognized Community West as one of the top 35 best performing small capitalization institutions from a list of publicly traded banks and thrifts in the U.S. with market capitalizations less than $2.5 billion.

Community West Bank was awarded a “Super Premier Performance” rating by The Findley Reports. For 52 years, The Findley Reports has been recognizing the financial performance of banking institutions in California and the Western United States. Community West Bank is rated 5-star Superior by Bauer Financial.

Safe Harbor Disclosure

This release contains certain forward-looking statements about the Company and the Bank that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements reflect management's current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve and are subject to significant risks, contingencies, and uncertainties, many of which are difficult to predict and are generally beyond our control including, but not limited to, risks from the COVID-19 pandemic, the strength of the United States economy in general and of the local economies in which we conduct operations, the effect of, and changes in, trade, monetary and fiscal policies and laws, including changes in interest rate policies of the Board of Governors of the Federal Reserve System, inflation, weather, natural disasters, climate change, increased unemployment, deterioration in credit quality of our loan portfolio and/or the value of the collateral securing the repayment of those loans, reduction in the value of our investment securities, the costs and effects of litigation and of adverse outcomes of such litigation, the cost and ability to attract and retain key employees, a breach of our operational or security systems, policies or procedures including cyber-attacks on us or third party vendors or service providers, regulatory or legal developments, United States tax policies, including our effective income tax rate, and our ability to implement and execute our business plan and strategy and expand our operations as provided therein. Actual results may differ materially from those set forth or implied in the forward-looking statements as a result of a variety of factors including the risk factors contained in documents filed by the Company with the Securities and Exchange Commission and are available in the “Investor Relations” section of our website, https://www.communitywest.com/sec-filings/documents/default.aspx. The Company is under no obligation (and expressly disclaims any obligation) to update or alter such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact:	Martin E. Plourd President & CEO of Community West Bancshares 805.692.4382 www.communitywestbank.com